Exhibit 99b
                                     PART I

Item 1.   Business.

GENERAL ELECTRIC CAPITAL SERVICES, INC.

     General Electric Capital Services, Inc. (herein, together with its consolidated affiliates, called "GE Capital Services", "the Corporation" or "GECS" unless the context otherwise requires) was incorporated in 1984 in the State of Delaware. Until February 1993, the name of the Corporation was General Electric Financial Services, Inc. All outstanding common stock of GE Capital Services is owned directly or indirectly by General Electric Company, a New York corporation ("GE Company" or "GE"). The business of GE Capital Services consists of ownership of two principal subsidiaries which, together with their affiliates, constitute GE Company's principal financial services businesses. GE Capital Services is the sole owner of the common stock of General Electric Capital Corporation ("GE Capital" or "GECC") and GE Global Insurance Holding Corporation ("GE Global Insurance Holdings").

     GE Capital Services' principal executive offices are at 260 Long Ridge Road, Stamford, Connecticut 06927 (Telephone number (203) 357-4000).

GENERAL ELECTRIC CAPITAL CORPORATION

     GE Capital was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. The capital stock of GE Capital was contributed to GE Capital Services by GE Company in June 1984. Until November 1987, the name of the corporation was General Electric Credit Corporation. On July 2, 2001, GE Capital changed its state of incorporation to Delaware. The business of GE Capital originally related principally to financing the distribution and sale of consumer and other products of GE Company. Currently, however, the types and brands of products financed and the services offered are significantly more diversified. GE Company manufactures few of the products financed by GE Capital.

     GE Capital operates primarily in four key operating segments that are described below. These operations are subject to a variety of regulations in their respective jurisdictions.

     Services of GE Capital are offered primarily in the United States, Canada, Europe and the Pacific Basin. GE Capital's principal executive offices are at 260 Long Ridge Road, Stamford, Connecticut 06927. At December 31, 2001, GE Capital and affiliates employed approximately 88,000 persons.

GE GLOBAL INSURANCE HOLDING CORPORATION

     GE Global Insurance Holdings, together with its affiliates, writes substantially all lines of reinsurance and certain lines of property and casualty insurance. GE Global Insurance Holdings has three principal subsidiaries: Employers Reinsurance Corporation, GE Reinsurance Corporation and Medical Protective Corporation. These affiliates, together with their direct and indirect subsidiaries, reinsure property and casualty risks written by more than 1,000 insurers around the world. They also write certain specialty lines of insurance on a direct basis, principally excess workers' compensation for self-insurers, medical malpractice coverage for physicians and dentists, errors and omissions coverage for insurance agents and brokers, excess indemnity for self-insurers of medical benefits, and libel and allied torts. Other property and casualty affiliates write excess and surplus lines insurance. The life reinsurance affiliates are engaged in the reinsurance of life insurance products, including term, whole and universal life, annuities, group long-term health products and the provision of financial reinsurance to life insurers.

     GE Global Insurance Holdings operates in three broad arenas: property and casualty reinsurance, life reinsurance and primary commercial lines. GE Global Insurance Holdings competes with more than 100 other property and casualty and life reinsurance companies around the world, and with several hundred primary commercial lines companies in the United States. GE Global Insurance Holdings is the fourth largest reinsurer in the world, based on 2000 net written premiums. It is a relatively small niche player in the broad primary commercial lines arena. In one of its major primary areas - medical professional liability - GE Global Insurance Holdings is the fourth largest writer in the United States based on 2000 premiums.

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     Inherent in GE Global Insurance  Holdings  business is a range of insurance underwriting risks, weather risk and financial risk associated with inflation, economic growth or recession in specific areas. Important factors to continued success include maintaining clear underwriting guidelines, balancing portfolios geographically and demographically with a broad variety of exposures, and maintaining a balanced global portfolio exposed to a variety of economic conditions. In addition, the insurance/reinsurance industry can experience cyclical turns in profitability associated with catastrophic events.

     The global reinsurance industry is operating in an unprecedented environment in the aftermath of the events of September 11. After years of the effect of excess market capacity, the global market finds itself in a capacity crunch and with many market participants declining to write coverage that includes terrorism. The challenges associated with quantifying terrorism risk today are significant. Primary insurers continue to consider alternatives to traditional risk transfer, including insurance captives, structured securities and derivative products. Global reinsurers are offering ways to meet the demands of this changing global market by expanding their markets, entering into new reinsurance niches, offering new reinsurance products and spreading their risks geographically. This changing reinsurance environment may affect the industry's profitability, which has historically been influenced by the insurance industry's underwriting cycle, changes in interest rates and catastrophic events.

     Insurance and reinsurance operations are subject to regulation by various insurance regulatory agencies.

     GE Global Insurance Holdings and its affiliates conduct business throughout the world using a network of local offices. The world headquarters of GE Global Insurance Holdings are at 5200 Metcalf Avenue, Overland Park, Kansas 66201. At December 31, 2001, GE Global Insurance Holdings and affiliates employed approximately 3,400 persons.

OPERATING SEGMENTS

     The Corporation provides a wide variety of financing, asset management, and insurance products and services which are primarily organized into the following four operating segments:

     - GE Commercial Finance - loans, financing and operating leases, and other services for customers, including manufacturers, distributors and end-users, for a variety of equipment and major capital assets that includes industrial facilities and equipment, energy-related facilities, commercial and residential real estate loans and investments, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and other office applications, electronics and telecommunications and healthcare.

     - GE Consumer Finance - private-label credit card loans, personal loans, time sales and revolving credit and inventory financing for retail merchants, and auto leasing and inventory financing.

     - GE Equipment Management - leases, loans, sales and asset management services for portfolios of commercial and transportation equipment, including trailers, auto fleets, modular space units, railroad rolling stock, and marine shipping containers.

     - GE Insurance - U.S. and international multiple-line property and casualty reinsurance, certain directly written specialty insurance and life reinsurance,consumer investment, insurance and retirement services, financial guaranty insurance, principally on municipal bonds and asset-backed securities, and private mortgage insurance.

     Refer to Item 7, "Management's Discussion and Analysis of Results of Operations," in this Annual Report on Form 10-K for a discussion of the Corporation's Portfolio Quality. Item 1. Business - Property and Casualty Reserves for Unpaid Claims and Claim Expenses, which is set forth in the Annual Report on Form 10-K of GE Global Insurance Holdings for the year ended December 31, 2001, is incorporated herein, by reference. A description of the Corporation's principal businesses by operating segment follows.

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GE COMMERCIAL FINANCE

Aviation Services

     GE Capital Aviation Services ("GECAS"), the world's foremost aircraft leasing company, is a global commercial aviation financial services business that offers a broad range of financial products to airlines, aircraft operators, owners, lenders and investors. Financial solutions provided to customers include operating leases, sale/leasebacks, aircraft purchasing and trading, financing leases, engine/spare parts financing, pilot training, fleet planning and financial advisory services.

     GECAS owns approximately 1,000 aircraft and manages approximately 300 on behalf of third parties. In addition, it has planes on order or on option from Boeing, Airbus, Dornier, Embraer and Bombardier. GECAS has over 200 customers in over 60 countries.

     GECAS operates in a highly competitive area serving a cyclical industry that could further consolidate if airlines generally continue to weaken financially. The impact of the events of September 11 has hastened and deepened a downturn in the aviation industry served by GECAS. The business can also be affected by regulatory changes that may impact aircraft values. Regulations under current consideration, if enacted, that reduce permissible noise levels emitted from commercial aircraft would have an effect on aircraft values.

     GECAS headquarters are in Stamford, Connecticut, with regional offices in Shannon, Republic of Ireland; New York, New York; Miami, Florida; Chicago, Illinois; Vienna, Austria; Toulouse, France; Luxembourg; Beijing and Hong Kong, China; Tokyo, Japan; and Singapore.

Commercial Equipment Financing

     GE Capital Commercial Equipment Financing ("CEF") offers large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as construction equipment, corporate aircraft, medical equipment, trucks and trailers. It also furnishes customers with direct-source tax-exempt finance programs, as well as lease and sale/leaseback offerings. Products are either held for CEF's own account or brokered to third parties.

     Generally, transactions range in size from $50 thousand to $50 million, with financing terms from 36 to 180 months. CEF also maintains an asset management operation that redeploys off-lease and repossessed equipment and other assets.

     The global equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent financing companies, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of CEF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and such market risks as interest rate and currency exchange risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.

     During 2001, CEF purchased the stock of Franchise Finance Corporation of America and certain assets and liabilities from Mellon Financial Corporation and SAFECO Corporation. The purchase price for these acquisitions amounted to approximately $4.4 billion.

     CEF operates from offices throughout the Americas, Europe, Asia and Australia and through joint ventures in Indonesia and China. CEF headquarters are in Danbury, Connecticut.

Commercial Finance

     GE Capital Commercial Finance ("CF") is a leading global provider of innovative financing, primarily revolving and term debt and equity to finance acquisitions, business expansion, bank refinancings, recapitalizations and other special situations. Products also include asset securitization facilities, capital expenditure lines and bankruptcy-related facilities, as well as factoring services. Loan transactions range in size from under $10 million to over $200 million.

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     CF's  clients  are owners,  managers  and buyers of both public and private companies, principally manufacturers, distributors, retailers and diversified service providers, and CF has industry specialists in the retail, media and communications, and high technology industries. Through its Merchant Banking Group, CF provides senior debt, subordinated debt and bridge financing to buyout and private equity firms, and co-invests in equity with buying groups or invests directly on a select basis.

     The corporate financing business is characterized by intense competition from a variety of lenders and factoring services providers, including local, regional, national and international banks and non-bank financing institutions. Competition is based on interest rates, fees, credit terms, and transaction structures. In addition to these factors, successful management of credit risks within the existing customer loan portfolio also affects profitability.
Important factors to continued success include maintaining deal structuring expertise, strong risk management systems, and collateral management knowledge.

     CF headquarters are in Stamford, Connecticut. CF has lending operations in 25 cities, including international offices in Canada, Mexico, Thailand, Korea, Australia, The Netherlands, and the United Kingdom, and also has significant factoring operations in the U.S., France, the United Kingdom and Italy serving U.S. and European companies.

European Equipment Finance

     GE European Equipment Finance ("EEF") is one of Europe's leading diversified equipment leasing businesses, offering financial solutions on a single-country and pan-European basis. Customers include manufacturers, vendors and end-users in industries such as office imaging, materials handling, corporate aircraft, information technology, broadcasting, machine tools, telecommunications and transportation. Products and services include loans, leases, master lease coordination and other services, such as helping end-users increase purchasing power through financing options and helping manufacturers and vendors to offer leasing programs. For financial reporting purposes, EEF's operating results are allocated to CEF and VFS.

     EEF is subject to competition from various types of financial institutions, including leasing companies, commercial and investment banks, and finance companies associated with manufacturers. Consolidation in the financial services industry will create fewer but larger competitors. EEF continues to be impacted by pricing pressures, slow growth in some of its markets, and is directly affected by the general economic conditions within country economies. Its ability to effectively compete in a changing environment will be dependent upon, among other things, its ability to increase productivity and offer innovative financial products and services. Operations are subject to varying degrees of regulation in several jurisdictions across the European continent.

     EEF operates from offices in the United Kingdom, France, Germany, Switzerland, Belgium, The Netherlands, Ireland, Italy, Spain, Norway, Denmark, Sweden and Finland, as well as having transaction capabilities in countries such as Portugal. EEF headquarters are in Hounslow, England.

Heller Financial

     In October 2001, the Corporation acquired Heller Financial, Inc. ("Heller Financial") for approximately $5.3 billion. At December 31, 2001, the
Corporation reported Heller Financial as a stand-alone entity within the GE Commercial Finance segment due to the proximity of the acquisition to year-end. During 2002, the Corporation will report Heller Financial's operations with those of the Corporation's businesses with which they were combined, primarily CF, VFS and CEF. In addition, one of the strongest Heller Financial/GE Capital synergies was achieved when their healthcare businesses were combined to create a new business to meet the financial needs of the dynamic healthcare industry, Healthcare Financial Services. Overall, Heller Financial provides financing solutions to middle-market and small business clients including collateralized cash flow and asset based lending, secured real estate financing, debt and lease equipment financing and small businesses financing.

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     Heller Financial  originates  transactions in the United States through its
62 domestic office locations and internationally through a network of wholly owned subsidiaries and joint venture commercial finance companies in 22 countries outside the United States. Heller Financial concentrates primarily on senior secured lending, with approximately 90% of consolidated lending assets and investments at December 31, 2001 being made on that basis. Heller Financial's primary clients and customers are entities in the manufacturing and service sectors having annual sales generally in the range of $5 million to $250 million and in the real estate sector having property values generally in the range of $1 million to $40 million.

     Heller Financial's markets are highly fragmented and extremely competitive and are characterized by competitive factors that vary by product and geographic region. Heller Financial's competitors include commercial finance companies, national and regional banks and thrift institutions, investment banks, leasing companies, investment companies, and manufacturers and vendors. Heller Financial competes primarily on the basis of pricing, terms, structure and service.

     Heller Financial's operations are subject, in certain instances, to supervision and regulation by state and federal governmental authorities. They may also be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things, regulate credit granting activities, establish maximum interest rates and finance charges, restrict foreign ownership or investment, govern secured transactions and set collection, foreclosure, repossession and claims handling procedures.

     Heller Financial headquarters are in Chicago, Illinois.

Real Estate

     GE Capital Real Estate ("Real Estate") provides funds for the acquisition, refinancing and renovation of a wide range of apartment buildings, industrial properties, multi-family housing, retail facilities and offices located throughout the United States, Canada, Mexico, Europe and Asia. Real Estate also provides asset management services to real estate investors and selected services to real estate owners. Real Estate is one of the world's leading providers of capital and services to the global commercial real estate market, providing debt and equity for real estate operators, developers, REITs and opportunity funds to allow them to meet their acquisition, refinancing and renovation needs.

     Lending is a major portion of Real Estate's business in the form of intermediate-term senior or subordinated fixed and floating-rate loans secured by existing income-producing commercial properties such as office buildings, rental apartments, shopping centers, industrial buildings, mobile home parks, hotels and warehouses. Loans range in amount from single-property mortgages typically not less than $5 million to multi-property portfolios of several hundred million dollars. Approximately 90% of all loans are senior mortgages.

     Real Estate purchases and provides restructuring financing for portfolios of real estate, mortgage loans, limited partnerships, and tax-exempt bonds. Real Estate's business also includes the origination and securitization of low leverage real estate loans, which are intended to be held less than one year before outplacement. Additionally, Real Estate provides equity capital for real estate partnerships through the holding of limited partnership interests and receives preferred returns; typically such investments range from $2 million to $10 million.

     Real Estate also offers a variety of asset management services to outside investors, institutions, corporations, investment banks, and others through its real estate services subsidiaries. Asset management services include acquisitions and dispositions, strategic asset management, asset restructuring, and debt and equity management. In addition, Real Estate offers owners of multi-family housing ways to reduce costs and enhance value in properties by offering buying services (e.g., for appliances and roofing).

     Competition is intense in each of Real Estate's areas and across all product lines. Competitors include local, regional and, increasingly, multi-national lenders and investors. Important competitive factors in Real Estate's lending activities include financing rates, loan proceeds, loan structure and the ability to complete transactions quickly. Where Real Estate provides equity capital, principal competitive factors include the valuation of underlying properties and investment structure as well as transaction cycle time.

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     Real Estate has offices throughout the United States, as well as in Canada,
Mexico, Australia, Japan, Sweden, France, Spain, Germany, Italy and the United Kingdom. Real Estate headquarters are in Stamford, Connecticut.

Structured Finance Group

     GE Capital Structured Finance Group ("SFG") provides innovative financial solutions through equity, debt and structured investments to clients throughout the world. SFG's clients are primarily in the energy, telecommunications, industrial and transportation sectors and range from household names to early stage businesses.

     SFG combines industry and technical expertise to deliver a full range of sophisticated financial services and products. Services include corporate finance, acquisition finance and project finance (construction and term). Products include a variety of debt and equity instruments, as well as structured transactions, including leases and partnerships. SFG manages an investment portfolio of approximately $17 billion.

     SFG's competition is diverse and global, ranging from large financial institutions to small niche capital providers. Additionally, two of SFG's client industry segments, telecommunications and energy, are faced with extraordinary challenges fostered by deregulation, globalization and technical innovation. Both of these industries have been recently experiencing significant volatility in demand for their products and services. The ability to remain competitive will require innovative and unique ways of providing capital, based on industry knowledge and competitive pricing, as well as the ability to properly assess credit risks and effectively manage portfolios.

     SFG headquarters are in Stamford, Connecticut, and it has offices in Chicago, Illinois; Houston, Texas; New York, New York; and San Francisco,
California. Internationally, SFG is represented in London, United Kingdom; Frankfurt, Germany; Milan, Italy; Tokyo, Japan; and Mexico City, Mexico.

Vendor Financial Services

     GE Capital Vendor Financial Services ("VFS") provides financial solutions and services to over 100 equipment manufacturers and more than 4,500 dealers/distributors in North America, Europe and Asia (including Japan), enabling them to offer financing options to their customers. With nearly $20 billion in served assets, VFS helps its partners focus on their core businesses and improve sales by providing flexible financial solutions and services. Customers include major U.S. and non-U.S. manufacturers in a variety of industries including information technology, office equipment, healthcare, telecommunications, energy and industrial equipment. VFS establishes sales financing in two ways - by forming captive partnerships with manufacturers that do not have them, and by outsourcing captive partnerships from manufacturers that do (captive partnerships provide sales financing solely for products of a given manufacturer). VFS offers industry-specific knowledge, leading edge technology, leasing and equipment expertise, and global capabilities. In addition, VFS provides an expanding array of related financial services to customers, including trade payables services.

     In June 2001, VFS acquired the  Manufacturer  and Dealer Services  business
(MDS) of Mellon Leasing for approximately $480 million. MDS provides financial services for office equipment and industrial equipment manufacturers.

     In September 2001, VFS signed a framework agreement with Xerox to form a Joint Venture, Xerox Capital Services. Through this joint venture, VFS will become the primary financing provider for Xerox customers across the United States.

     An economic slowdown would impact the continued expansion of the equipment financing industry, intensifying a competitive pricing environment, pressure delinquencies and residual realizations, and pressure any recourse obligations from vendor relationships. The ability to remain competitive will depend upon, among other things, the ability to drive down costs through the significant investment in productivity initiatives and the ability to continue to effectively manage its spread of risk in industry sectors and equipment categories in conjunction with vendor partners.

     VFS has sales offices throughout the United States, Canada, Europe, Asia (including Japan), and Australia. VFS headquarters are in Danbury, Connecticut.

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GE CONSUMER FINANCE

Card Services

     GE Card Services ("CS") is a leading provider of sales financing services to North American retailers in a broad range of consumer industries. Details of financing plans differ, but include customized private-label credit card programs with retailers and inventory financing programs with manufacturers, distributors and retailers.

     CS offers customized private-label credit card solutions designed to attract and retain customers for retailers such as JC Penney, ExxonMobil, Wal-Mart, The Home Depot, Sam's Club, Macy's and Lowe's. CS provides financing directly to customers of retailers or purchases the retailers' customer receivables. Most of the retailers sell a variety of products of various manufacturers on a time sales basis. The terms for these financing plans differ according to the size of contract and credit standing of the customer. Financing is provided to consumers under contractual arrangements, both with and without recourse to retailers. CS' wide range of financial services includes application processing, sales authorization, statement billings, customer services and collection services. CS provides inventory financing for retailers primarily in the appliance and consumer electronics industries. CS maintains a security interest in the inventory financed and retailers are obliged to maintain insurance coverage for the merchandise financed.

     Additionally, CS issues and services the GE Capital Corporate Card product, providing payment and information systems which help medium and large-sized companies reduce travel costs, and the GE Capital Purchasing Card product, which helps customers streamline their purchasing and accounts payable processes.

     CS competes in the unsecured consumer lending market, doing business principally in the United States and Canada. CS' operations are subject to a variety of bank and consumer protection regulations.

     The unsecured consumer lending market's principal methods of competition are price, servicing capability including Internet value added e-services and risk management capability. The unsecured consumer lending market is subject to various risks including declining retail sales, increases in personal bankruptcy filings, increasing payment delinquencies and rising interest rates.

     CS headquarters are in Stamford, Connecticut.

Global Consumer Finance

     GE Capital Global Consumer Finance ("GCF") is a leading provider of credit and insurance products and services to non-U.S. retailers and consumers. GCF provides private-label credit cards and proprietary credit services to retailers in Europe, Asia and, to a lesser extent, Central and South America, including Tesco, The Home Depot, Metro and Wal-Mart, as well as offering a variety of direct-to-consumer credit programs such as consumer loans, auto loans and finance leases, mortgages, debt consolidation, bankcards and the distribution of credit insurance.

     GCF provides financing to consumers through operations in Argentina, Australia, Austria, Brazil, the Caribbean, the Czech Republic, Denmark, France, Germany, Hong Kong, Hungary, India, Indonesia, Italy, Japan, Korea, Mexico, New Zealand, Norway, Poland, Portugal, Republic of Ireland, Slovakia, Spain, Sweden, Switzerland, Taiwan, Thailand, and the United Kingdom.

     In March, May and September 2001, GCF closed transactions increasing a former minority interest in Budapest Bank in Hungary to a 99% majority holding. Budapest Bank is a commercial and retail bank offering a variety of consumer and small business financing products and new services such as electronic banking.

     In June 2001, GCF acquired igroup Limited, a leading provider of mortgage and debt consolidation products to the UK market, which is based in Watford, England.

     GCF's operations are subject to a variety of bank and consumer protection regulations in their respective jurisdictions and a number of countries have ceilings on rates chargeable to consumers in financial service transactions. The consumer lending market is also subject to the risk of declining retail sales, changes in interest and currency exchange rates, increases in personal bankruptcy filings and payment delinquencies.

     The businesses in which GCF engages are subject to competition from various types of financial institutions including commercial banks, leasing companies, consumer loan companies, independent finance companies, manufacturers' captive finance companies, and insurance companies. Cross selling multiple products into its customer base is a critical success factor for GCF.

     GCF headquarters are in Stamford, Connecticut.


GE EQUIPMENT MANAGEMENT

Fleet Services

     GE Capital Fleet Services ("Fleet") is one of the leading corporate fleet management companies with operations in North America, Europe, Australia, New Zealand and Japan and has approximately 1.2 million cars and trucks under lease and service management. Fleet offers finance and operating leases to several thousand customers. The business via Web applications and other unique channels, delivers productivity solutions that drive commercial vehicle cost savings to company fleets of all sizes.

     The primary product in North America is a terminal rental adjustment clause lease through which the customer assumes the residual risk - that is, risk that the book value will be greater than market value at lease termination. In Europe, the primary product is a closed-end lease in which Fleet assumes residual risk. In addition to the services directly associated with the lease, Fleet offers value-added fleet management services designed to reduce customers' total fleet management costs. These services include, among others, web-based vehicle ordering and reporting, maintenance management programs, accident services, national account purchasing programs, fuel programs, title and licensing services and strategic cost analysis consulting. Fleet's customer base is diversified with respect to industry and geography and includes many Fortune 500 companies.

     Fleet competes both on a local and global basis with other leasing businesses of various sizes as well as automobile manufacturers in some parts of the world. The industry is dependent upon the attractiveness of leasing and fleet management as a viable alternative for customers, along with the stability of new and used car prices. Future success will depend upon the ability to maintain a large and diverse customer portfolio, to estimate used car prices as well as mitigate the impact of fluctuations in those prices, and to continue to understand and deliver unique product and service offerings to the customers in the most efficient and cost effective manner possible.

     Fleet headquarters are in Eden Prairie, Minnesota.

Penske Truck Leasing

     GE  Capital  is  a  limited  partner  in  Penske  Truck  Leasing  Co.  L.P.
("Penske"), which is a leading provider of full-service truck leasing and commercial and consumer truck rental in the United States and Canada. Penske operates through a national network of full-service truck leasing and rental facilities. At December 31, 2001, Penske had a fleet of about 145,000 tractors, trucks and trailers in its leasing and rental fleets and provided contract maintenance programs or other support services for about 50,000 additional vehicles.

     Penske also provides dedicated logistics operations support which combines company-employed drivers with its full-service lease vehicles to provide dedicated contract carriage services. In addition, Penske offers supply chain services such as distribution consulting, warehouse management and information systems support.

     In February 2001, Penske acquired Rollins Truck Leasing Corporation for approximately $2 billion in cash and assumed debt. Rollins Truck Leasing Corporation was one of the largest national full-service truck leasing and rental companies, with locations in the United States and Canada.

     Penske competes with several other companies conducting nationwide truck leasing and rental operations, a large number of regional truck leasing companies, many similar companies operating primarily on a local basis and both local and nationwide common and contract carriers.

     On a nationwide basis, Penske offers full-service truck leasing, commercial and consumer rental and logistics services. In its leasing and support services, Penske competes primarily on the basis of customer service. Geographic location, price and equipment availability are also important competitive factors in this business. In its consumer rental operations, Penske competes primarily on the basis of equipment availability, price, geographic location and customer service.

     Penske headquarters are in Reading, Pennsylvania.

Rail Services

     GE Capital Rail Services ("GERSCO") is one of the leading railcar leasing companies in North America, with a fleet of 190,000 railcars in its total portfolio. Serving Class 1 and short-line railroads and shippers throughout North America, GERSCO offers one of the most diverse fleets in the industry and a variety of lease options.

     GERSCO also owns and operates a network of railcar repair and maintenance facilities located throughout North America. The repair facilities offer a variety of services, ranging from light maintenance to heavy repair of damaged railcars. The company also provides railcar management, administration and other services.

     In addition, GERSCO is a pan-European provider of rail transport services, offering a broad range of railcar equipment and rail-related services to railroads, shippers and other transport providers.

     Traditional competitors include railroads, stand-alone leasing companies and other owners of railcar fleets, diversified financial institutions, and railcar builders. Customers who lease railcars also have the choice of purchasing them, either outright or through a financial sale. Certain segments of the North American railcar leasing industry continue to be affected by an oversupply of cars. Ongoing technology changes in car design and capacity are also impacting car supply. In Europe, liberalization and privatization of national railroads continue to significantly impact the rail industry. In addition, on both continents, changes in supply and demand for commodities shipped by rail also impact the demand for cars. In that regard, the trucking industries on both continents continue to make inroads into traditional haulage by rail.

     The interaction and timing of these forces across the portfolio of cars can impact the profitability of GERSCO. The ability to remain competitive will require the commitment to constant productivity gains and improvement in its breadth and quality of service through the implementation of technology and process improvements.

     European sales offices are in England, France, Germany, Italy and Sweden. GERSCO headquarters are in Chicago, Illinois.

Transport International Pool/Modular Space

     In April, 1999, Transport International Pool and GE Capital Modular Space were consolidated to generate cost savings and management synergies. This merger has resulted in the elimination of duplicate support functions and the integration of back offices.

     Transport International Pool ("TIP") is one of the global leaders in renting, leasing, selling and financing transportation equipment. With more than 40 years of experience in the renting, leasing and selling of trailers, TIP's mission is to provide customers with products and services that help them increase productivity and lower operating costs. TIP's fleet of over 390,000 dry freight, refrigerated and double vans, flatbeds, intermodal assets, and specialized trailers is available for rent, lease or purchase at over 200 locations in the United States, Europe, Canada, and Mexico. TIP's commercial vehicle fleet of over 35,000 units is available for rent, lease, or purchase in the United Kingdom. TIP also finances new and used trailers and buys trailer fleets. TIP's customer base comprises trucking companies, railroads, shipping lines, manufacturers and retailers.

     TIP's competitive environment is made up of a few large national competitors and many smaller, often changing regional players. TIP is a major participant in the transportation renting, leasing, selling and financing market. The industry is characterized by thin operating margins and continued consolidation of companies, with their volume driven by the gross domestic product and their costs affected by fuel prices and driver labor. The ability to remain competitive will require the continued expansion of value-added services around the core business of renting, leasing and financing transportation equipment.

     GE Capital Modular Space ("Modular Space") provides commercial mobile and modular structures for rental, lease and sale from over 100 facilities in the United States, Europe, Canada and Mexico. The buildings are provided with flexible customized financing, turnkey services and dedicated local sales staff. The primary markets served include construction, education, healthcare, financial, commercial, institutional and government. Modular Space products are available as custom mobile and modular buildings, designed to customer specifications, or are available through the Modular Space stock fleet of approximately 120,000 mobile and modular units.

     Competition consists primarily of national modular companies and regional/local competitors who provide services in selected territories. Modular Space also competes with construction companies on permanent structure opportunities. Competitive factors for rental and lease customers include price, condition and availability of local fleet. Factors for custom and fleet sales opportunities include price, alternative solutions, and delivery.

     TIP/Modular Space have offices in North America and Europe. The world headquarters for TIP/Modular Space are in Devon, Pennsylvania. TIP/Modular Space European headquarters and pooled accounting service center are in Amsterdam, The Netherlands, and a commercial vehicle operation and administrative center is located in Manchester, England.

GE INSURANCE

     In addition to GE Global Insurance Holdings (discussed above), GECS' principal insurance businesses are as follows.

Financial Guaranty Insurance Company

     FGIC  Holdings  ("FGIC"),   through  its  subsidiary,   Financial  Guaranty
Insurance Company ("Financial Guaranty"), is an insurer of municipal bonds, including new issues, bonds traded in the secondary market and bonds held in unit investment trusts and mutual funds. Financial Guaranty also guarantees certain taxable structured debt. The in force guaranteed principal, after reinsurance, amounted to approximately $174 billion at December 31, 2001. Approximately 84% of the business written by Financial Guaranty is municipal bond insurance.

     FGIC subsidiaries provide a variety of services to state and local governments and agencies, liquidity facilities in variable-rate transactions, municipal investment products and other services.

     The municipal bond insurance business is fairly mature. This environment requires FGIC to place increasing emphasis on strategies that differentiate its offerings. Additionally, the stable nature of the industry continues to attract interest from potential new competitors, such as multi-line insurance companies. Important factors to continued success include maintaining strong
capitalization,   superior  customer  service  and  competitive  pricing.

     FGIC headquarters are in New York, New York.

GE Financial Assurance

     GE Financial Assurance ("GEFA") provides consumers financial security solutions by selling a wide variety of insurance, investment and retirement products, payment protection insurance and income protection packages, primarily in North America, Europe and Asia. These products help consumers invest, protect and retire and are sold through a family of regulated insurance and annuity affiliates. GEFA's principal product lines in North America and Asia are annuities (deferred and immediate, fixed and variable), life insurance (universal, term, ordinary and group), guaranteed investment contracts including funding agreements, long-term care insurance, accident and health insurance, personal lines of automobile insurance and consumer club memberships.

     GEFA's  principal   product  lines  and  services  in  Europe  are  payment
protection   insurance   (designed   to  protect   customers'   loan   repayment
obligations), personal investment products, and travel and personal accident insurance, as well as management of uninsured loss claims on behalf of victims of traffic accidents.

     GEFA's product distribution in North America, Europe and Asia is accomplished primarily through four channels: intermediaries (brokerage general agencies, banks and securities brokerage firms), dedicated sales forces and financial advisors, worksites, and direct and affinity based marketing (through the Internet, telemarketing, and direct mail).

     GEFA's principal operating affiliates include General Electric Capital Assurance Company, First Colony Life Insurance Company, Federal Home Life
Insurance Company, GE Life and Annuity Assurance Company, GE Edison Life Insurance Company, GE Insurance Holdings Limited and GE Life Group Limited.

     GEFA recognizes that consolidation in the financial services industry will create fewer but larger competitors. GEFA believes that the principal competitive factors in the sale of insurance and investment products are product features, commission structure, perceived stability of the insurer, claims paying ability ratings, service, name recognition, price and cost efficiency. GEFA's ability to compete is affected by its ability to provide competitive products and quality service to the consumer, general agents, licensed insurance agents and brokers; to maintain operating scale; and to continually reduce its expenses through the elimination of duplicate functions and enhanced technology.

     Many of GEFA's activities are regulated by a variety of insurance and other regulators.

     GEFA headquarters are in Richmond, Virginia.

Mortgage Insurance

     GE Capital Mortgage Insurance ("Mortgage Insurance") helps families become homeowners by smoothing the way for customers to obtain low-down-payment mortgages while protecting lenders and investors against the risks of default. It enables more than a quarter million families per year to obtain low-down-payment mortgages and now has a no-down-payment product as well. Mortgage Insurance is engaged principally in providing residential mortgage guaranty insurance in the United States, United Kingdom, Canada and Australia. At December 31, 2001, Mortgage Insurance was the mortgage insurance carrier for over 1.9 million residential homes, with total insurance in force aggregating approximately $184 billion and total risk in force aggregating approximately $80 billion. When a valid claim is received, Mortgage Insurance either pays up to a guaranteed percentage based on the specified coverage, or pays the mortgage and delinquent interest, taking title to the property and arranging for its sale.

     The mortgage insurance industry is sensitive to the interest rate environment and housing market conditions. The mortgage insurance industry is intensely competitive as excess market capacity seeks to underwrite business being generated from a consolidating customer base. In addition, considerable influence is exerted on the industry by two government-sponsored enterprises, which buy the majority of the loans insured by mortgage insurers.

     Mortgage Insurance headquarters are in Raleigh, North Carolina.

OTHER

     Other includes GECS activities and businesses that management has chosen not to allocate to one of the four GECS segments. The largest businesses within Other are as follows:

American Communications

     GE American Communications ("Americom") engaged primarily as a satellite service supplier to a diverse array of customers, including the broadcast and cable TV industries, as well as broadcast radio. It also supplied integrated communications services for government and commercial customers. Americom also operated communications satellites and maintained a supporting network of earth stations, central terminal offices, and telemetry, tracking and control facilities.

     On November 9, 2001, GECS exchanged the stock of Americom and other related assets and liabilities for a combination of cash and stock in SES Global ("SES"), a leading satellite company. As a result of the transaction, GE Capital now owns 30.7% of the combined operations of both Americom and SES. The investment in the combined entity is now part of the Structured Finance Group.

     Americom headquarters were in Princeton, New Jersey.

Auto Financial Services

     GE Capital Auto Financial Services ("AFS") provided financial services in North America to automobile dealers, manufacturers, banks, financing companies and the consumer customers of those entities, both through traditional channels and through the Internet. In the United States, AFS was a leading independent provider of leases for new and used motor vehicles and of non-prime financing products. In addition, AFS offered inventory financing programs, off-lease vehicle sales, productivity enhancing Internet solutions, and direct loans to the industry.

     On November 29, 2000, AFS announced its decision to discontinue originating new lease, loan and commercial transactions effective December 1, 2000. Since that date, AFS operations have consisted of servicing their existing portfolios and re-marketing off-lease vehicles.

     AFS headquarters are in Barrington, Illinois.

GE Equity

     GE Equity purchases equity investments in early-stage, early growth, pre-IPO companies with a primary objective of long-term capital appreciation. GE Equity's portfolio consists primarily of direct investments in convertible preferred and common stocks in both public and private companies; GE Equity also participates in certain investment limited partnerships. The portfolio includes investments in the technology and communications, media and entertainment, business services, financial services and healthcare sectors. The portfolio is geographically diversified with investments located throughout the United States, as well as in Latin America, Europe and Asia.

     GE Equity operates in a highly competitive environment and competes with other domestic and foreign institutions. Competitors include corporate investors, private equity firms, investment banking companies, and a variety of other financial services and advisory companies. GE Equity seeks to develop meaningful business relationships with investees by offering GE's network of brands, services and management expertise. GE Equity's competitive environment is subject to the cyclical nature of the industries it invests in, as well as the momentum in the stock market.

     GE Equity headquarters are in Stamford, Connecticut.

GE SeaCo

     GE SeaCo SRL ("GE SeaCo") is a joint venture between GE Capital and Sea Containers Ltd., which operates the combined marine container fleets of Genstar Container Corporation ("Genstar") and Sea Containers Ltd. GE SeaCo is one of the world's largest lessors of marine shipping containers with a combined fleet of over 900,000 twenty foot equivalent units of dry cargo, refrigerated and specialized containers for global cargo transport. Lessees are primarily shipping lines that lease on a long term or master lease basis.

     The marine container leasing industry continues to be cyclical due to periods of excess capacity and changes in trade volumes. Further risk is attributable to the lessees, which are the major steamship lines and which exhibit cyclical results and generally weak financial condition, exposing GE
SeaCo to customer credit risk. GE SeaCo is subject to asset value compression resulting from declining new container prices and positioning risk attributed to the increased use of one-way leases.

     GE SeaCo headquarters are in Bridgetown, Barbados.

Information Technology Solutions

     GE Capital Information Technology Solutions ("IT Solutions") is a provider of a broad array of information technology products and services, including full life cycle services that provide customers with cost-effective control and management of their information systems. Products offered include desktop personal computers, client server systems, UNIX systems, local and wide area network hardware, and software. Services offered include network design, network support, asset management, help desk, disaster recovery, enterprise management and financial services. IT Solutions serves commercial, educational and governmental customers in 13 countries. During 2001, IT Solutions exited, including through sales of portions of business units, its operations in France and the United Kingdom.

     The worldwide competition in information technology products and services is intense. Competition is very active in all products and services and comes from a number of principal manufacturers and other distributors and resellers of information technology products. Markets for products and services are highly price competitive. Additionally, many information technology product manufacturers are bypassing traditional information technology resellers in favor of direct manufacturer relationships with the ultimate end-users.

     IT Solutions' North American headquarters are in Newport, Kentucky; its European headquarters are in Munich, Germany.

Mortgage Services

     GE Capital Mortgage Services, Inc. ("Mortgage Services") engaged primarily in the business of originating, purchasing, selling and servicing residential mortgage loans collateralized by one-to-four-family homes located throughout the United States. Mortgage Services obtained servicing through the origination and purchase of mortgage loans and servicing rights, and primarily packaged the loans it originated and purchased into mortgage-backed securities which it sold to investors. Mortgage Services also originated and serviced home equity loans.

     On September 29, 2000, Mortgage Services closed on a transaction with a major mortgage company, which is owned by a major national bank holding company, to subservice Mortgage Services' mortgage servicing portfolio and to acquire Mortgage Services' servicing facility and mortgage origination business. Mortgage Services retains its financial interest in the servicing portfolio and the related assets, which are now being managed by GE Capital Mortgage Insurance (see page 11), and the results of which are now included in the GE Insurance segment. As a result of this transaction, Mortgage Services exited the business of originating, purchasing and selling of residential mortgage loans.

Wards

     GECS acquired control of Montgomery Ward, LLC ("Wards") from August 2, 1999, upon Wards emergence from bankruptcy reorganization, to December 28, 2000, when Wards again filed for bankruptcy protection. The retailer is substantially liquidated.



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